Exhibit 99.1

Bristol-Myers Squibb Company
2017 Stock Incentive Plan
(AMENDED AND RESTATED AS OF NOVEMBER 20, 2019)
F/K/A Celgene Corporation 2017 Stock Incentive Plan

Article 1
PURPOSE

The purpose of this Bristol Myers Squibb Company 2017 Stock Incentive Plan (Amended and Restated as of November 20, 2019) (the “Plan”) (formerly known as the Celgene Corporation 2017 Stock Incentive Plan (Amended and Restated as of April 19, 2017), and, prior to April 19, 2017, as the 2008 Stock Incentive Plan, and, prior to April 16, 2008, as the 1998 Stock Incentive Plan, and, prior to April 23, 2003, as the 1998 Long-Term Incentive Plan), is to enhance the profitability and value of the Company and its Affiliates for the benefit of its stockholders by enabling the Company to offer selected management and other employees of the Company and its Affiliates (and formerly to Non-Employee Directors of Celgene Corporation), stock based incentives and other equity interests in the Company, thereby creating a means to raise the level of stock ownership by employees in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

Article 2
DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

2.1         “2015 Restatement Effective Date” shall mean April 15, 2015.

2.2         “2017 Restatement Effective Date” shall mean April 19, 2017.

2.3        “Affiliate” shall mean other than the Company, (i) any Subsidiary, (ii) any corporation in an unbroken chain of corporations ending with the Company that owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, (iii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates, or (iv) any other entity, approved by the Committee as an Affiliate under the Plan, in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided that the Common Stock subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code.

2.4         “Award” shall mean any award under this Plan of any Stock Option, Restricted Stock, Stock Appreciation Right, Other Stock-Based Award or Performance-Based Award. All Awards, shall be granted by, confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant. Awards include Pre-Merger Awards and Post-Merger Awards.

2.5         “Board” or “Board of Directors” shall mean the Board of Directors of the Company.

2.6         “Cause” shall mean, with respect to a Participant’s Termination of Employment: (i) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the relevant grant or Award, or where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect at the time of the relevant grant or Award but such agreement does not define “cause” (or words of like import), termination due to a Participant’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of his or her duties for the Company or an Affiliate or (ii) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the relevant grant or Award that defines “cause” (or words of like import) and a “cause” termination would be permitted under such agreement at that time, termination that is or would be deemed to be for “cause” (or words of like import) as defined under such agreement; provided, that with regard to any agreement that conditions “cause” on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Non-Employee Director’s Termination of Directorship, “Cause” shall mean (i) a Non-Employee Director’s conviction of, or plea of guilty or nolo contendere to, a felony or (ii) dishonesty, fraud or willful misconduct by the Non-Employee Director in fulfilling the Non-Employee Director’s duties to Celgene Corporation or the Company.

2.7         “Celgene Companies” shall mean Celgene Corporation and its Affiliates as in existence immediately before the Merger Effective Time.

2.8          “Celgene Legacy Employees” shall mean employees in service to any of the Celgene Companies and eligible to participate in the Plan (as then in effect) immediately before the Merger Effective Time.

2.9         “Change in Control” shall have the meaning set forth in Article 13.

2.10       “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.11      “Committee” shall mean the Compensation and Management Development Committee of the Board or such other committee or subcommittee appointed from time to time by the Board. The composition and governance of the Committee is established in the Committee’s Charter as approved from time to time by the Board and subject to other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or this Plan. The full Board may perform any function of the Committee hereunder (subject to applicable requirements of New York Stock Exchange rules), in which case the term “Committee” shall refer to the Board.

2.12       “Common Stock” shall mean the common stock, par value $0.10 per share, of the Company.

2.13       “Company” shall mean Bristol-Myers Squibb Company, a Delaware corporation, and its successors by merger, consolidation or otherwise.

2.14       “Disability” shall mean, with respect to a Participant, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee or the Board, as the case may be, of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2) (C)(i) or (ii) of the Code. Except for the determination of a “Disability” under an applicable minimum vesting provision of the Plan, the Committee may specify a different definition of “Disability” in any Award agreement.

2.15        “Eligible Employees” shall mean the employees of the Company and its Affiliates who are eligible pursuant to Article 5 to be granted Awards under this Plan (eligibility under prior versions of the Plan was governed by the terms of the Plan as then in effect).

2.16        “Exchange Act” shall mean the Securities Exchange Act of 1934.

2.17       “Fair Market Value” for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date the last sales price reported for the Common Stock on the applicable date (i) as reported by the principal national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.

2.18       “Family Member” shall mean, with respect to any Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in- law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

2.19        “Incentive Stock Option” shall mean any Stock Option awarded under this Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.20       “Limited Stock Appreciation Right” shall mean an Award made pursuant to Section 8.5 of the Plan which may be a Tandem Stock Appreciation Right or a Non-Tandem Stock Appreciation Right.

2.21       “Merger Effective Time” shall mean the date and time the consummation of the transaction contemplated by that certain Agreement and Plan of Merger, dated January 2, 2019, by and among the Company, Burgundy Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and Celgene Corporation, a Delaware corporation (“Celgene”), pursuant to which, among other things, Merger Sub was merged with and into Celgene (the “Merger”) became effective (9:57 AM on November 20, 2019).

2.22       “Named Executive Officer” shall mean a “named executive officer” (as such term is defined under the Securities Act of 1933) of the Company listed in the Company’s most recent proxy statement for its annual meeting of stockholders.

2.23       “Non-Employee Director” shall mean a director of Celgene Corporation who was not an active employee of Celgene Corporation or any of its affiliates and who received one or more Pre-Merger Awards. Status as a Non-Employee Director will continue for any period during which such Non-Employee Director serves as a director of the Company. For purposes of grants of Post-Merger Awards, however, the term does not include a non-employee director of the Company.

2.24       “Non-Qualified Stock Option” shall mean any Stock Option awarded under this Plan that is not an Incentive Stock Option.

2.25        “Other Stock-Based Award” shall mean an Award under Article 9 of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, a Restricted Stock Unit.

2.26       “Participant” shall mean an Eligible Employee or Non-Employee Director to whom an Award has been made pursuant to this Plan.

2.27       “Performance-Based Award” shall mean an Award made pursuant to Article 10 of this Plan of a right to receive awards of Common Stock and other Awards (including awards of cash) that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock or attainment of pre-established performance goals.

2.28       “Performance Criteria” has the meaning set forth in Exhibit A.

2.29       “Performance Goal” shall mean the objective performance goals established by the Committee.

2.30       “Performance Period” shall mean three consecutive fiscal years of the Company, or such shorter period as determined by the Committee in its discretion.

2.31       “Post-Merger Awards” shall mean Awards that are granted to persons eligible under the Plan as in effect at or after the Merger Effective Time (i.e., Awards other than Pre-Merger Awards)

2.32       “Pre-Merger Awards” means Awards that were granted to persons eligible under the Plan as in effect at the time of the original grant of such Awards and prior to the Merger Effective Time (i.e., Awards other than Post-Merger Awards).

2.33       “Restricted Stock” shall mean an award of shares of Common Stock under this Plan that is subject to restrictions under Article 7.

2.34       “Restricted Stock Unit” shall mean a type of Other Stock-Based Award granted under Article 9 which represents the right to receive cash, shares of Common Stock or a combination thereof as determined by the Committee in its sole discretion.

2.35       “Restriction Period” shall have the meaning set forth in Subsection 7.3(a) with respect to Restricted Stock for Eligible Employees.

2.36       “Retirement” shall mean:

(a)         Pre-Merger Awards:  With respect to any Pre-Merger Award granted on or after April 17, 2013, an Eligible Employee’s Termination of Employment due to a voluntary resignation at or after the earlier of: (1) the attainment of age fifty-five (55) and the completion of five (5) years of service, and (2) the attainment of an age plus completed years of service that equals sixty-five (65) and the completion of a minimum of two (2) years of service; provided, however, that unless otherwise determined by the Committee at the time of grant or thereafter, an Eligible Employee must provide the Committee or its designee with not less than six (6) months written notice of the Eligible Employee’s intent to terminate the Eligible Employee’s service with the Company and its Affiliates by reason of Retirement. Notwithstanding the foregoing, with respect to any Pre-Merger Award granted on or after June 18, 2002 and prior April 17, 2013, “Retirement” shall mean an Eligible Employee’s Termination of Employment due to a voluntary resignation at or after the attainment of age fifty-five (55) and the completion of five (5) years of service.

(b)         Post-Merger Awards:  With respect to any Post-Merger Award, a Participant’s termination of employment with the Company or an Affiliate (without continuing employment with any other of the Company or an Affiliate) in the following circumstances:

(i)          At or after the Participant’s 65th birthday; or

(ii)        At or after the later of the Participant’s 55th birthday or the date the Participant has completed ten (10) years of service with the Company and/or its Affiliates; or

(iii)       Such termination is by the Company or an Affiliate not for cause and is not voluntary on the part of the Participant, and, in addition, each of the following criteria is met: (x) Participant’s age plus years of service (rounded up to the next higher whole number) equals at least 70; (y) the Participant has completed at least ten (10) years of service with the Company and/or its Affiliates, and (z) if the Participant is employed in the United States or Puerto Rico, the Participant has executed a general release and has agreed to be subject to covenants relating to noncompetition, nonsolicitation and other commitments for the protection of the business of the Company and its Affiliates as then may be required by the Committee, and if the Participant is employed outside of the United States or Puerto Rico, the Participant has agreed to be subject to covenants relating to noncompetition, nonsolicitation and other commitments for the protection of the business of the Company and its Affiliates as then may be required by the Committee and not otherwise prohibited by law.

(c)        Determining Years of Service. For purposes of determining a Participant’s eligibility for Retirement, “years of service” shall be determined by the Committee based on the Eligible Employee’s completed years of service from his or her hire date (after taking into account any breaks in service), or such other methodology as determined by the Committee in its sole discretion, provided that with respect to an Award that is subject to Section 16.15(b) of the Plan, such alternate methodology must be specified by the Committee in writing no later than the date of grant. Years of service with the Celgene Companies constitute years of service for purposes of the Plan. With respect to a Non-Employee Director’s Termination of Directorship, Retirement means the Non-Employee Director’s failure to stand for reelection or the failure to be re-elected to the Board of Celgene Corporation and with no continuing service on the Company’s Board of Directors.

2.37       “Rule 16b-3” shall mean Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

2.38       “Section 162(m) of the Code” shall mean the exception for performance-based compensation under Section 162(m) of the Code and any Treasury regulations thereunder.

2.39       “Stock Appreciation Right” shall mean the right (pursuant to an Award granted under Article 8). A Tandem Stock Appreciation Right shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in Common Stock equal to the excess of (i) the Fair Market Value, on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), over (ii) the aggregate exercise price of such Stock Option (or such portion thereof). A Non-Tandem Stock Appreciation Right shall mean the right to receive an amount in Common Stock equal to the excess of (x) the Fair Market Value of a share of Common Stock on the date such right is exercised, over (y) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.

2.40       “Stock Option” or “Option” shall mean any option to purchase shares of Common Stock granted to Eligible Employees pursuant to Article 6 and to Non-Employee Directors pursuant to Article 11.

2.41       “Subsidiary” shall mean any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.42       “Ten Percent Stockholder” shall mean a person owning stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Subsidiaries or its parent corporations, as defined in Section 424(e) of the Code.

2.43       “Termination of Directorship” shall mean that the Non-Employee Director has ceased to be a director of Celgene Corporation and is not a director of the Company. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Directorship in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Directorship thereafter.

2.44       “Termination of Employment” shall mean (i) a termination of service (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates or (ii) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant thereupon becomes employed by the Company or another Affiliate.

2.45       “Transfer” or “Transferred” or “Transferable” shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge, hypothecate or otherwise transfer.

Article 3
ADMINISTRATION

3.1         The Committee. The Plan shall be administered and interpreted by the Committee.

3.2        Awards. The Committee shall have full authority to grant to Eligible Employees, pursuant to the terms of this Plan: (i) Stock Options, (ii) Restricted Stock, (iii) Stock Appreciation Rights, (iv) Other Stock-Based Awards and (v) Performance-Based Awards. However, the Committee shall have no authority to grant Post-Merger Awards to Non-Employee Directors. In particular, the Committee shall have the authority:

(a)         to select the Eligible Employees to whom Stock Options, Restricted Stock, Stock Appreciation Rights, Other Stock-Based Awards and Performance-Based Awards may from time to time be granted hereunder;

(b)         to determine whether and to what extent Stock Options, Restricted Stock, Stock Appreciation Rights, Other Stock-Based Awards and Performance-Based Awards or any combination thereof, are to be granted hereunder to one or more Eligible Employees;

(c)         [reserved];

(d)         to determine, in accordance with the terms of this Plan, the number of shares of Common Stock to be covered by each Award to an Eligible Employee granted hereunder;

(e)         to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder to an Eligible Employee or Non-Employee Director (including, but not limited to, the exercise or purchase price, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Stock Option or other Award, and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(f)         to determine whether and under what circumstances a Stock Option may be settled in cash and/or Common Stock under Section 6.3(d);

(g)       to the extent permitted by applicable law, to determine whether, to what extent and under what circumstances to provide loans (which may be on a recourse basis and shall bear interest at the rate the Committee shall provide) to Eligible Employees in order to exercise Options under this Plan;

(h)        to determine whether to require an Eligible Employee or Non-Employee Director, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Option or as an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Option or Award; and

(i)          to determine whether a Stock Appreciation Right is a Tandem Stock Appreciation Right or Non-Tandem Stock Appreciation Right.

3.3        Guidelines. Subject to Article 14 hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry this Plan into effect but only to the extent any such action would be permitted under the applicable provisions of Rule 16b-3 and Section 162(m) of the Code. The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to, the taxes of, countries other than the United States to comply with applicable tax and securities laws and may impose any limitations and restrictions that they deem necessary to comply with the applicable tax and securities laws of such countries other than the United States. Without limiting the generality of the foregoing, the French Addendum to the Plan previously adopted by the Committee for purposes of the grant of Stock Options to Participants who reside in, or are subject to taxation in, France, continues to be in full force and effect under the Plan as amended and restated herein. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and the exception for performance-based compensation under Section 162(m) of the Code with regard to Options, Stock Appreciation Rights and certain awards of Other Stock-Based Awards and Performance-Based Awards and shall be limited, construed and interpreted in a manner so as to comply therewith.

3.4       Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5       Reliance on Counsel. The Company, the Board or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

3.6         [Reserved].

3.7         Designation of Consultants/Liability.

(a)         To the extent permitted by applicable law and applicable exchange rules, the Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to employees to execute agreements or other documents on behalf of the Committee.

(b)         The Committee may employ such legal counsel, consultants, appraisers and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel, appraiser or consultant and any computation received from any such consultant, appraiser or agent. Expenses incurred by the Committee in the engagement of any such counsel, consultant, appraiser or agent shall be paid by the Company. The Board, the Committee, its members and any employee of the Company designated pursuant to paragraph (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer or employee of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance, each officer, employee of the Company and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, employees, directors or members or former officers, employees, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or Affiliates. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

Article 4
SHARE AND OTHER LIMITATIONS

4.1         Shares.

(a)         General Limitation. The aggregate number of shares of Common Stock which may be issued or used for reference purposes under this Plan or with respect to which all Awards may be granted shall not exceed 146,878,053 shares (this being the adjusted number upon the assumption of the Plan by the Company at the Merger Effective Time) with respect to Pre-Merger Awards remaining outstanding at the Merger Effective Time and Post-Merger Awards, subject to any increase or decrease pursuant to Section 4.2. Any shares of Common Stock that are subject to Restricted Stock Awards or Other Stock-Based Awards or Performance-Based Awards denominated in shares of Common Stock granted on or after June 17, 2015 (the date of the Company’s 2015 annual meeting of stockholders), shall be counted against this limit as 2.15 shares for every share granted. If any Option or Stock Appreciation Right granted under this Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised Stock Appreciation Right or Option shall again be available for the purposes of Awards under the Plan. If a share of Restricted Stock or an Other Stock-Based Award or a Performance-Based Award denominated in shares of Common Stock granted under this Plan is forfeited for any reason on or after June 17, 2015, 2.15 shares of Common Stock shall again be available for the purposes of Awards under the Plan. If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under this Plan. The number of shares of Common Stock available for the purpose of Awards under this Plan shall be reduced by (i) the total number of Options or Stock Appreciation Rights exercised, regardless of whether any of the shares of Common Stock underlying such Awards are not actually issued to the Participant as the result of a net settlement and (ii) any shares of Common Stock used to pay any exercise price or tax withholding obligation with respect to any Award. Shares of Common Stock repurchased by the Company on the open market with the proceeds of an Option exercise price shall not be added to the aggregate share reserve described herein.

(b)         Individual Participant Limitations. (i) The maximum number of shares of Common Stock subject to any Option or any Other Stock- Based Award or Performance-Based Award denominated in shares of Common Stock for any Performance Period which may be granted under this Plan during any fiscal year of the Company to each Eligible Employee shall be 5,610,000 shares (this being the adjusted number upon the assumption of the Plan by the Company at the Merger Effective Date) subject to any increase or decrease pursuant to Section 4.2; provided, however, that with respect to any Performance-Based Award or Other Stock-Based Award with a Performance Period that is less than three consecutive fiscal years, the maximum number of shares of Common Stock subject to any Other Stock-Based Award or Performance-Based Award shall be determined by multiplying 5,610,000 by a fraction, the numerator of which is the number of days in the Performance Period and the denominator of which is 1095.

(ii)        The maximum number of shares of Common Stock subject to any Stock Appreciation Right which may be granted under this Plan during any fiscal year of the Company to each Eligible Employee shall be 5,610,000 shares (this being the adjusted number upon the assumption of the Plan by the Company at the Merger Effective Date), subject to any increase or decrease pursuant to Section 4.2. If a Tandem Stock Appreciation Right or Limited Stock Appreciation Right is granted in tandem with an Option it shall apply against the Eligible Employee’s individual share limitations for both Stock Appreciation Rights and Options.

(iii)       The maximum payment under any Performance-Based Awards denominated in dollars under this Plan to each Eligible Employee for any Performance Period shall be $15,000,000, provided, however, that if the Performance Period is less than three consecutive fiscal years, the maximum value at grant of Performance-Based Awards under this subparagraph (iii) shall be determined by multiplying $15,000,000 by a fraction, the numerator of which is the number of days in the Performance Period and the denominator of which is 1095.

(iv)      There are no annual individual participant limitations on Restricted Stock or Other Stock-Based Awards that are not intended to comply with the requirements of Section 162(m) of the Code.

(v)       To the extent that shares of Common Stock for which Awards are permitted to be granted to a Participant pursuant to Section 4.1(b) during a fiscal year of the Company are not covered by an Award in the Company’s fiscal year, such shares of Common Stock shall not be available for grant or issuance to the Participant in any subsequent fiscal year during the term of this Plan.

4.2         Changes.

(a)        The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or its Affiliates, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the dissolution or liquidation of the Company or its Affiliates, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

(b)         In the event of any such change in the capital structure or business of the Company by reason of any stock dividend or distribution, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, distribution with respect to its outstanding Common Stock or capital stock other than Common Stock, reclassification of its capital stock, conversion of the Company’s preferred stock, issuance of warrants or options to purchase any Common Stock or securities convertible into Common Stock, any sale or Transfer of all or part of the Company’s assets or business, or any similar change affecting the Company’s capital structure or business, then the aggregate number and kind of shares which thereafter may be issued under this Plan, the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Option or other Awards granted under this Plan and the purchase price thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan, and any such adjustment determined by the Committee in good faith shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.

(c)         Fractional shares of Common Stock resulting from any adjustment in Options or Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half (1/2) and rounding-up for fractions equal to or greater than one-half (1/2). No fractional shares of Common Stock shall be issued under the Plan, and no cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Option or Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(d)        In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company’s assets (all of the foregoing being referred to as “Acquisition Events”), then the Committee may, in its sole discretion, terminate all outstanding Options, Stock Appreciation Rights and Other Stock-Based Awards requiring exercise or similar action by a Participant, effective as of the date of the Acquisition Event, by delivering notice of termination to each such Participant at least twenty (20) days prior to the date of consummation of the Acquisition Event; provided, that during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her Options and Stock Appreciation Rights that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Option or Award Agreements) but contingent on occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void.

If an Acquisition Event occurs, to the extent the Committee does not terminate the outstanding Options, Stock Appreciation Rights and Other Stock-Based Awards pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) shall apply.

4.3         Purchase Price. Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under this Plan, such shares shall not be issued for a consideration which is less than as permitted under applicable law.

4.4        Dividends and Dividend Equivalents. Any rights granted hereunder after the 2017 Restatement Effective Date to a Participant under an Award to receive or retain dividends or dividend equivalents with respect to the Shares of Common Stock underlying such Award shall be subject to the same vesting and/or forfeiture conditions as are applicable to such Award, and the holder of any Stock Option or Stock Appreciation Right granted after the 2017 Restatement Effective Date shall not be entitled to receive dividends or dividend equivalents with respect to the number of Shares of Common Stock subject to such Stock Option or Stock Appreciation Right.

Article 5
ELIGIBILITY

Pre-Merger Awards were granted to persons eligible under the Plan as in effect at the time of the original grant of the Awards. With respect to Post-Merger Awards, all Celgene Legacy Employees, together with management and other employees of the Company and its Affiliates whose employment commenced after the Merger Effective Time, are eligible to be granted Post-Merger Awards in the form of Options, Restricted Stock, Stock Appreciation Rights, Other Stock-Based Awards and Performance-Based Awards under this Plan. Non-Employee Directors of the Company were eligible to be granted Pre-Merger Awards in the form of Non-Qualified Stock Options and Restricted Stock Units to the extent provided in Article 11, but are not eligible for grants of Post-Merger Awards. Participation under this Plan shall be determined by the Committee in its sole and absolute discretion.

Article 6
STOCK OPTIONS

6.1        Options. Each Stock Option granted hereunder shall be one of two types: (i) an Incentive Stock Option intended to satisfy the requirements of Section 422 of the Code or (ii) a Non-Qualified Stock Option, provided, however, that Post-Merger Awards in the form of Stock Options shall only be Non-Qualified Stock Options.

6.2        Grants. The Committee shall have the authority to grant to any Eligible Employee one or more Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof that does not qualify, shall constitute a separate Non-Qualified Stock Option.

6.3        Terms of Options. Options granted under Article 6 of this Plan shall be subject to Article 12 and the following terms and conditions, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

(a)         Option Price. The option price per share of Common Stock purchasable under an Incentive Stock Option or a Non-Qualified Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value of the share of Common Stock at the time of grant; provided, however, if an Incentive Stock Option is granted to a Ten Percent Stockholder, the purchase price shall not be less than 110% of the Fair Market Value of the share of Common Stock at the time of grant.

(b)         Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted; provided, however, that the term of an Incentive Stock Option granted to a Ten Percent Stockholder may not exceed five (5) years.

(c)       Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant; provided, however, that Stock Options shall be subject to a minimum vesting schedule of at least one year from the date of grant, except that the Committee may provide (but shall have no obligation to do so) for accelerated vesting prior to the completion of such one-year period upon a Change in Control or the Participant’s Retirement, Disability, death, layoff pursuant to a reduction in workforce or Termination of Employment pursuant to a business acquisition. Notwithstanding the foregoing sentence, subject to the limitations set forth in Article 4, Awards with respect to up to five percent (5%) of the total number of shares of Common Stock reserved for Awards under the Plan may be granted to any Participant (including a Named Executive Officer) without regard to any minimum vesting requirements.

(d)        Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of Company, (ii) if the Common Stock is traded on a national securities exchange, the Nasdaq Stock Market, Inc. or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the purchase price to the extent permitted by law, (iii) by payment in full or part in the form of Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee or the Board or (iv) on such other terms and conditions as may be acceptable to the Committee or the Board, as applicable. No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e)         Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company or any Subsidiary or parent corporation (within the meaning of Section 424(e) of the Code) exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or parent corporation (within the meaning of Section 424(e) of the Code) at all times from the time the Option is granted until three (3) months prior to the date of exercise (or such other period as required by applicable law), such Option shall be treated as an Option which is not an Incentive Stock Option.

Should the foregoing provision not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

Without the written consent of the Company, no Common Stock acquired by a Participant upon the exercise of an Incentive Stock Option granted hereunder may be disposed of by the Participant within two (2) years from the date such Incentive Stock Option was granted, nor within one (1) year after the transfer of such Common Stock to the Participant; provided, however, that a transfer to a trustee, receiver, or other fiduciary in any insolvency proceeding, as described in Section 422(c)(3) of the Code, shall not be deemed to be such a disposition.

(f)          Form of Options. Subject to the terms and conditions and within the limitations of the Plan, an Option shall be evidenced by such form of agreement or grant as is approved by the Committee.

(g)         Form of Settlement. In its sole discretion, the Committee may provide, at the time of grant, that the shares to be issued upon the exercise of a Stock Option shall be in the form of Restricted Stock, or may, in the Option agreement, reserve a right to so provide after the time of grant.

(h)         Other Terms and Conditions. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Committee shall deem appropriate. With regard to “reloads”, the Committee shall have the authority (but not an obligation) to include within any Option agreement a provision entitling the optionee to a further Option (a “Reload Option”) if the optionee exercises the Option evidenced by the Option agreement, in whole or in part, by surrendering other shares of the Company held by the optionee for at least six (6) months prior to such date of surrender in accordance with the Plan and the terms and conditions of the Option agreement. Any Reload Option shall not be an Incentive Stock Option, shall be for a number of shares equal to the number of surrendered shares, the exercise price thereof shall be equal to the Fair Market Value of the Common Stock on the date of exercise of such original Option, shall become exercisable if the purchased shares are held for a minimum period of time established by the Committee, and shall be subject to such other terms and conditions as the Committee may determine. Notwithstanding the foregoing, Stock Options granted on or after October 1, 2004 shall not permit reloads.

(i)        Repricing or Repurchase of Stock Options Prohibited. Notwithstanding any other provision of the Plan to the contrary, an outstanding Stock Option may not be (a) modified to reduce the exercise price thereof nor may a new Stock Option at a lower price be substituted for a surrendered Stock Option (other than adjustments or substitutions in accordance with Section 4.2), or (b) repurchased by the Company if the per share option price of the Stock Option is less than the Fair Market Value of a share of Common Stock (other than a cancellation for no value in accordance with Section 4.2(d)), unless such action is approved by the stockholders of the Company.

Article 7
RESTRICTED STOCK AWARDS

7.1        Awards of Restricted Stock. Shares of Restricted Stock may be issued to Eligible Employees either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient (subject to Section 7.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

7.2        Awards and Certificates. An Eligible Employee selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Restricted Stock Award agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a)         Purchase Price. The purchase price of Restricted Stock shall be fixed by the Committee. Subject to Section 4.3, the purchase price for shares of Restricted Stock may be the minimum permitted by applicable law.

(b)       Acceptance. Awards of Restricted Stock must be accepted within a period of ninety (90) days (or such shorter period as the Committee may specify at grant) after the Award date, by executing a Restricted Stock Award agreement and by paying whatever price (if any) the Committee has designated thereunder.

(c)         Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

7.3         Restrictions and Conditions on Restricted Stock Awards. The shares of Restricted Stock awarded pursuant to this Plan shall be subject to Article 12 and the following restrictions and conditions:

(a)         Restriction Period; Vesting and Acceleration of Vesting. (i) The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under this Plan during a period set by the Committee (the “Restriction Period”) commencing with the date of such Award, as set forth in the Restricted Stock Award agreement and such agreement shall set forth a vesting schedule and any events which would accelerate vesting of the shares of Restricted Stock; provided, however, that shares of Restricted Stock shall be subject to a minimum vesting schedule of at least one year from the date of grant, except that the Committee may provide (but shall have no obligation to do so) for accelerated vesting prior to the completion of such one-year period upon a Change in Control or the Participant’s Retirement, Disability, death, layoff pursuant to a reduction in workforce or Termination of Employment pursuant to a business acquisition. Notwithstanding the foregoing sentence, subject to the limitations set forth in Article 4, Awards with respect to up to five percent (5%) of the total number of shares of Common Stock reserved for Awards under the Plan may be granted to any Participant (including a Named Executive Officer) without regard to any minimum vesting requirements.

(i)          Performance Goals, Formulae or Standards. If the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the Performance Goals and the applicable vesting percentage of the Restricted Stock Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals is substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

(b)       Rights as Stockholder. Except as provided in this subsection (b) and subsection (a) above and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. Notwithstanding the foregoing, the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period. Notwithstanding the foregoing, with respect to any Restricted Stock Award for which vesting is based on the attainment of Performance Goals, the payment of dividends shall be deferred until, and conditioned upon, the attainment of the Performance Goals.

(c)         Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by applicable law.

Article 8
STOCK APPRECIATION RIGHTS

8.1        Tandem Stock Appreciation Rights. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a “Reference Stock Option”) granted under this Plan (“Tandem Stock Appreciation Rights”). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.

8.2        Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including Article 12 and the following:

(a)        Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(b)        Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article 6 and Article 8.

(c)         Method of Exercise. A Tandem Stock Appreciation Right may be exercised by an optionee by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 8.2. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.

(d)        Payment. Upon the exercise of a Tandem Stock Appreciation Right a Participant shall be entitled to receive up to, but no more than, an amount in Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option price per share specified in the Reference Stock Option multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(e)        Deemed Exercise of Reference Stock Option. Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article 4 of the Plan on the number of shares of Common Stock to be issued under the Plan.

8.3        Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under this Plan.

8.4        Terms and Conditions of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including Article 12 and the following:

(a)         Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than ten (10) years after the date the right is granted.

(b)        Exercisability. Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant; provided, however, that Stock Appreciation Rights shall be subject to a minimum vesting schedule of at least one year from the date of grant, except that the Committee may provide (but shall have no obligation to do so) for accelerated vesting prior to the completion of such one-year period upon a Change in Control or the Participant’s Retirement, Disability, death, layoff pursuant to a reduction in workforce or Termination of Employment pursuant to a business acquisition. Notwithstanding the foregoing sentence, subject to the limitations set forth in Article 4, Awards with respect to up to five percent (5%) of the total number of shares of Common Stock reserved for Awards under the Plan may be granted to any Participant (including a Named Executive Officer) without regard to any minimum vesting requirements. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitation on the exercisability at any time at or after grant in whole or in part (including, without limitation, that the Committee may waive the installment exercise provisions or accelerate the time at which rights may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(c)       Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (b) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

(d)        Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the Fair Market Value of one (1) share of Common Stock on the date the right was awarded to the Participant.

8.5         Limited Stock Appreciation Rights. The Committee may, in its sole discretion, grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a Limited Stock Appreciation Right. Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award agreement, the Participant shall receive in cash or Common Stock, as determined by the Committee, an amount equal to the amount (i) set forth in Section 8.2(d) with respect to Tandem Stock Appreciation Rights or (ii) set forth in Section 8.4(d) with respect to Non-Tandem Stock Appreciation Rights.

8.6        Repricing of Stock Appreciation Rights Prohibited. Notwithstanding any other provision of the Plan to the contrary, an outstanding Stock Appreciation Right may not be modified to reduce the exercise price thereof nor may a new Stock Appreciation Right at a lower price be substituted for a surrendered Stock Appreciation Right (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.

Article 9
OTHER STOCK-BASED AWARDS

9.1         Other Awards. The Committee, in its sole discretion, is authorized to grant to Eligible Employees Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including, but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, performance units, dividend equivalent units, stock equivalent units, Restricted Stock Units and deferred stock units. To the extent permitted by law, the Committee may, in its sole discretion, permit Eligible Employees to defer all or a portion of their cash compensation in the form of Other Stock-Based Awards granted under this Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company, which shall be intended to comply with Section 409A of the Code. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

Subject to the provisions of this Plan, the Committee shall, in its sole discretion, have authority to determine the Eligible Employees to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Period.

The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals as the Committee may determine, in its sole discretion; provided that to the extent that such Other Stock-Based Awards are intended to comply with Section 162(m) of the Code, the Committee shall establish the objective Performance Goals for the vesting of such Other Stock-Based Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect. The applicable Performance Goals shall be based on one or more of the Performance Criteria set forth in Exhibit A hereto.

9.2         Terms and Conditions. Other Stock-Based Awards made pursuant to this Article 9 shall be subject to the following terms and conditions:

(a)         Non-Transferability. Subject to the applicable provisions of the Award agreement and this Plan, shares of Common Stock subject to Awards made under this Article 9 may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b)         Dividends. The recipient of an Award under this Article 9 shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award.

(c)         Vesting. Any Award under this Article 9 and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion; provided, however, that Other Stock-Based Awards not granted upon completion of a Performance Period shall be subject to a minimum vesting schedule of at least one year from the date of grant, except that the Committee may provide (but shall have no obligation to do so) for accelerated vesting prior to the completion of such one-year period upon a Change in Control or the Participant’s Retirement, Disability, death, layoff pursuant to a reduction in workforce or Termination of Employment pursuant to a business acquisition. Notwithstanding the foregoing sentence, subject to the limitations set forth in Article 4, Awards with respect to up to five percent (5%) of the total number of shares of Common Stock reserved for Awards under the Plan may be granted to any Participant (including a Named Executive Officer) without regard to any minimum vesting requirements.

(d)        Price. Common Stock issued on a bonus basis under this Article 9 may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Article 9 shall be priced, as determined by the Committee in its sole discretion.

(e)         Payment. Form of payment for the Other Stock-Based Award shall be specified in the Award agreement, and may consist of cash, shares of Common Stock or a combination thereof as determined by the Committee in its sole discretion.

Article 10
PERFORMANCE-BASED AWARDS

10.1     Performance-Based Awards. Performance-Based Awards may be granted either alone or in addition to or in tandem with Stock Options, Stock Appreciation Rights, or Restricted Stock. Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock or dollar amount to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock or payment of dollar amount under such Awards upon the completion of a specified Performance Period.

For each Participant, the Committee may specify a targeted performance award. The individual target award may be expressed, at the Committee’s discretion, as a fixed dollar amount, a percentage of base pay or total pay (excluding payments made under the Plan), or an amount determined pursuant to an objective formula or standard. Establishment of an individual target award for a Participant for a calendar year shall not imply or require that the same level individual target award (if any such award is established by the Committee for the relevant Participant) be set for any subsequent calendar year. At the time the Performance Goals are established, the Committee shall prescribe a formula to determine the percentages (which may be greater than one-hundred percent (100%)) of the individual target award which may be payable based upon the degree of attainment of the Performance Goals during the calendar year. Notwithstanding anything else herein, the Committee may, in its sole discretion, elect to pay a Participant an amount that is less than the Participant’s individual target award (or attained percentage thereof) regardless of the degree of attainment of the Performance Goals; provided that no such discretion to reduce an Award earned based on achievement of the applicable Performance Goals shall be permitted for the calendar year in which a Change in Control of the Company occurs, or during such calendar year with regard to the prior calendar year if the Awards for the prior calendar year have not been made by the time of the Change in Control of the Company, with regard to individuals who were Participants at the time of the Change in Control of the Company.

10.2       Terms and Conditions. Performance-Based Awards made pursuant to this Article 10 shall be subject to the following terms and conditions:

(a)        Dividends. Upon the expiration of the Performance Period and conditioned upon the attainment of the Performance Goals, the recipient of an Award under this Article 10 shall be entitled to receive dividends that are issued during the Performance Period, or dividend equivalents with respect thereto, with respect to the number of shares of Common Stock covered by the Award, unless the Committee determines that no dividends shall be paid.

(b)         Vesting. Any Award under this Article 10 and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion; provided, however, that such Awards of Common Stock not granted upon completion of a Performance Period shall be subject to a minimum vesting schedule of at least one year from the date of grant, except that the Committee may provide (but shall have no obligation to do so) for accelerated vesting prior to the completion of such one-year period upon a Change in Control or the Participant’s Retirement, Disability, death, layoff pursuant to a reduction in workforce or Termination of Employment pursuant to a business acquisition. Notwithstanding the foregoing sentence, subject to the limitations set forth in Article 4, Awards with respect to up to five percent (5%) of the total number of shares of Common Stock reserved for Awards under the Plan may be granted to any Participant (including a Named Executive Officer) without regard to any minimum vesting requirements.

(c)         Waiver of Limitation. Subject to the limitations of Section 10.2(b), in the event of a Change in Control or the Participant’s Retirement, Disability, death or involuntary termination without Cause, the Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article.

(d)        Purchase Price. Subject to Section 4.3, Common Stock issued on a bonus basis under this Article 10 may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Article 10 shall be priced as determined by the Committee.

(e)        Performance Goals, Formulae or Standards. (i) The Committee shall establish the Performance Goals and the individual target award (if any) in writing prior to the beginning of the applicable Performance Period or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals is substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any Performance-Based Award is intended to comply with the provisions of Section 162(m) of the Code, if any provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

(ii)         To the extent any Performance-Based Award is intended to comply with the provisions of Section 162(m) of the Code, the measurements used in Performance Goals set under the Plan shall be determined in accordance with Generally Accepted Accounting Principles (“GAAP”), except, to the extent that any objective Performance Goals are used, if any measurements require deviation from GAAP, such deviation shall be at the discretion of the Committee at the time the Performance Goals are set or at such later time to the extent permitted under Section 162(m) of the Code.

(f)         Committee Certification. At the expiration of the Performance Period, the Committee shall determine and certify in writing the extent to which the Performance Goals have been achieved.

Article 11
AWARDS FOR NON-EMPLOYEE DIRECTORS

The terms and conditions of this Article 11 shall apply to Pre-Merger Awards granted to Non-Employee Directors under the Plan. No Post-Merger Awards may be granted to Non-Employee Directors.

11.1       Grants to Non-Employee Directors.

(a)         General. The Committee was authorized to grant Pre-Merger Awards in the form of Non-Qualified Stock Options and Restricted Stock Units to Non-Employee Directors from time to time as determined in its sole and absolute discretion, subject to any limitations set forth in Section 11.1(b). No Post-Merger Awards may be granted to Non-Employee Directors.

(b)         Non-Employee Director Award Limitations. During each Compensation Year (as defined below) that commences in calendar years 2015 through 2018, Awards of Non-Qualified Stock Options and Restricted Stock Units that are granted to Non-Employee Directors under the Plan shall have an aggregate value not in excess of the equivalent of 7,500 Restricted Stock Units (subject to any increase or decrease pursuant to Section 4.2) (treating each Restricted Stock Unit solely for this purpose as having the equivalent value of one Non-Qualified Stock Option to purchase three (3) shares of Common Stock). As used herein, a “Compensation Year” means the period beginning immediately after the occurrence of the annual meeting of the Company’s stockholders in a given calendar year and ending immediately prior to the occurrence of the annual meeting of the Company’s stockholders in the immediately subsequent calendar year.

11.2       Deferral Election.

(a)        General. A Non-Employee Director may elect to defer the payment of Restricted Stock Units (“Deferral Election”) in a manner specified by the Committee and in accordance with this Section 11.2. If a Deferral Election is not timely made in accordance with this Section 11.2, such Deferral Election shall be considered void and shall have no effect, and a Non-Employee Director’s Restricted Stock Units shall be paid in the form of shares of Common Stock on the earliest to occur: (i) a Non-Employee Director’s death; (ii) a Non-Employee Director’s Disability; (iii) a Non-Employee Director’s Retirement; (iv) a Non-Employee Director’s “separation from service” within the meaning of Code Section 409A; and (v) a Change in Control.

(b)       Deferral Election. Unless otherwise determined by the Committee, but subject to the requirements of Code Section 409A, any Deferral Election must be made on or prior to the date of grant of Restricted Stock Units and thereafter, such Deferral Election shall become irrevocable. Notwithstanding the foregoing, a Non-Employee Director may modify a Deferral Election provided that: (i) a subsequent Deferral Election does not take effect for at least twelve (12) months after the modification is made; (ii) the modification is made at least twelve (12) months prior to the date the Restricted Stock Units would otherwise have been paid pursuant to the initial Deferral Election; and (iii) the payment date of the Restricted Stock Units is at least five (5) years beyond the payment date specified in the initial Deferral Election.

(c)        Payment. Restricted Stock Units deferred in accordance with this Section 11.2 shall be paid in the form of shares of Common Stock on the earliest to occur: (i) the payment date specified in a Deferral Election; (ii) a Non-Employee Director’s death; (iii) a Non-Employee Director’s Disability; (iv) a Non-Employee Director’s Retirement; (v) a Non-Employee Director’s “separation from service” within the meaning of Code Section 409A; and (vi) a Change in Control. Any dividends or dividend equivalents payable that a Non-Employee Director may be entitled to receive pursuant to an Award of Restricted Stock Units shall be paid at the same time as the applicable Restricted Stock Units are paid to the Non-Employee Director.

11.3       Vesting.

(a)         Options. With respect to Non-Qualified Stock Options granted to a Non-Employee Director:

(i)        Any grant made to a Non-Employee Director upon the date of the Non-Employee Director’s initial election or appointment as a member of the Board (an “Initial Option Grant”) shall vest in four (4) equal annual installments, with the first (1st) installment vesting on the first (1st) anniversary of the date of grant and the remaining installments vesting on each of the next three (3) anniversaries of the date of grant; provided that the holder thereof has been a Non-Employee Director at all times through such date. Notwithstanding the forgoing, if a Non-Employee Director fails to stand for election at an annual meeting of the Company’s stockholders and such annual meeting occurs prior to the vesting date for the annual installment of such Initial Option Grant that otherwise would have vested in the year of such annual meeting, then such installment shall vest on the day preceding such annual meeting; provided that the holder thereof has been a Non-Employee Director at all times through such date.

(ii)        Any grants made on and after an annual meeting to the Non-Employee Directors who were elected at such annual meeting and are continuing as members of the Board as of the completion of such annual meeting (an “Annual Option Grant”) shall vest in full on the earlier of (A) the day preceding the date of the first (1st) annual meeting held following the date of grant; and (B) the first (1st) anniversary of the date of grant of the Award, provided that, in each case, the holder thereof has been a Non-Employee Director at all times through such date.

(iii)        Notwithstanding the foregoing, any Initial Option Grant and Annual Option Grant made to a Non-Employee Director shall become fully vested and exercisable effective upon: (A) the Non-Employee Director’s Disability or death or, subject to the Committee’s approval (which it may give in its sole discretion), upon any other “separation from service” (within the meaning of Code Section 409A) of the Non-Employee Director; (B) solely with respect to any Initial Option Grant and Annual Option Grant made to a Non-Employee Director on or following the 2015 Restatement Effective Date, the Non-Employee Director’s Termination of Directorship, due to the failure to stand for reelection, failure to be reelected or removal or resignation at the request or instruction of a person or entity effecting the Change in Control, in each case occurring on or after the occurrence of a Change in Control; or (C) solely with respect to any Initial Option Grant and Annual Option Grant made to a Non-Employee Director prior the 2015 Restatement Effective Date, the occurrence of a Change in Control.

(b)         Restricted Stock Units. One-third (1/3) of the Restricted Stock Units granted to Non-Employee Directors shall vest on each of the first (1st), second (2nd) and third (3rd) anniversaries of the date of grant, provided that the holder thereof has not had a Termination of Directorship at any time prior to each such date; provided, however, that unvested Restricted Stock Units shall become fully vested effective upon: (i) the Non-Employee Director’s Retirement, Disability or death or, subject to the Committee’s approval (which it may give in its sole discretion), upon any other “separation from service” (within the meaning of Code Section 409A) of the Non-Employee Director; (ii) solely with respect to any Restricted Stock Units granted to a Non-Employee Director on or following the 2015 Restatement Effective Date, the Non-Employee Director’s Termination of Directorship, due to the failure to stand for reelection, failure to be reelected or removal or resignation at the request or instruction of a person or entity effecting the Change in Control, in each case occurring on or after the occurrence of a Change in Control; or (iii) solely with respect to any Restricted Stock Units granted to a Non-Employee Director prior the 2015 Restatement Effective Date, the occurrence of a Change in Control. Notwithstanding the foregoing sentence, subject to the limitations set forth in Article 4, Awards with respect to up to five percent (5%) of the total number of shares of Common Stock reserved for Awards under the Plan may be granted to any Participant without regard to any limit on accelerated vesting.

(c)         Impact of Change in Control and Substitution of Awards. Solely with respect to Awards granted to Non-Employee Directors on or after the 2015 Restatement Effective Date, in the event of a Change in Control, such Awards, whether or not then vested, shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2(d) hereof, and to the extent such Awards are not so continued, assumed, substituted therefor or treated in accordance with Section 4.2(d), such Awards shall be purchased by the Company or an Affiliate of the Company for cash in accordance with Section 13.1(b)(ii). Solely with respect to Awards granted to Non-Employee Directors prior to the 2015 Restatement Effective Date, such Awards shall be treated in accordance with Section 13.1, subject to full vesting on a Change in Control in accordance with Section 11.3(a)(iii)(C) and 11.3(b)(iii).

11.4       Exercisability; Method of Exercise.

(a)        Unless otherwise determined by the Committee at the time of grant, vested Stock Options shall be exercisable by the Non-Employee Director (or by the Non-Employee Director’s legal representative or the legal representative of the Non-Employee Director’s estate, as applicable) at any time following the applicable vesting date to the extent permitted in Section 12.3.

(b)        To the extent vested, a Stock Option may be exercised in whole or in part at any time during the Option term (subject to Section 12.3), by giving written notice of exercise to the Committee (or its designee) specifying the number of shares of Common Stock to be purchased. Such notice shall be in a form acceptable to the Committee and shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law and authorized by the Committee, if the Common Stock is traded on a national securities exchange or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, through a procedure whereby the Non-Employee Director (or by the Non-Employee Director’s legal representative or the legal representative of the Non-Employee Director’s estate, as applicable, and as permitted by Section 12.3) delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including the relinquishment of Stock Options or by payment in full or in part in the form of Common Stock owned by the Non-Employee Director (for which the Non-Employee Director has good title free and clear of any liens and encumbrances)). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

11.5       Terms. Except as otherwise provided in this Article 11, any Non-Qualified Stock Option granted under this Article 11 shall be subject to the terms and conditions set forth in Sections 6.3 and 12.3, and any Restricted Stock Unit granted under this Article 11 shall be subject to the terms and conditions set forth in Sections 9.2 and 12.3.

Article 12
NON-TRANSFERABILITY AND TERMINATION PROVISIONS

The terms and conditions of this Article 12 shall apply to Awards under this Plan as follows:

12.1       Nontransferability. No Stock Option, Stock Appreciation Right or Performance-Based Award shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution. All Stock Options and all Stock Appreciation Rights shall be exercisable, during the Participant’s lifetime, only by the Participant or his or her legal guardian or representative. Tandem Stock Appreciation Rights shall be Transferable, solely to the extent permitted above, only with the underlying Stock Option. In addition, except as provided above, no Stock Option shall be Transferred (whether by operation of law or otherwise), and no Stock Option shall be subject to execution, attachment or similar process. Upon any attempt to Transfer any Stock Option, or in the event of any levy upon any Stock Option by reason of any execution, attachment or similar process contrary to the provisions hereof, such Stock Option shall immediately terminate and become null and void. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Article 12 is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option which is Transferred to a Family Member pursuant to the preceding sentence may not be subsequently Transferred by such Family Member. Shares of Restricted Stock under Article 7 may not be Transferred prior to the date on which shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses. No Award shall, except as otherwise specifically provided by law or herein, be Transferable in any manner, and any attempt to Transfer any such Award shall be void, and no such Award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person.

12.2     Termination of Employment. With respect to any Post-Merger Award, provisions regarding the treatment of such Award upon the Participant’s Termination of Employment will be set forth in the Award agreement (including any separate document incorporated into such Award agreement).

With respect to Pre-Merger Awards, the following rules apply with regard to the Termination of Employment of a Participant:

(a)        Termination by Reason of Death. If a Participant’s Termination of Employment is by reason of death, any Stock Option or Stock Appreciation Right held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant’s estate are reduced, thereafter, may be exercised, to the extent exercisable at the Participant’s death, by the legal representative of the estate, at any time within a period of one (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option or Stock Appreciation Right.

(b)         Termination by Reason of Disability. If a Participant’s Termination of Employment is by reason of Disability, any Stock Option or Stock Appreciation Right held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, may be exercised, to the extent exercisable at the Participant’s termination, by the Participant (or the Participant’s legal representative to the extent permitted under Section 16.11 or the legal representative of the Participant’s estate if the Participant dies after termination) at any time within a period (the “Disability Period”) which is the shorter of (i) up to ten (10) years after the date of grant of such Stock Option or Stock Appreciation Right, such period to be set on a case by case basis by the Committee, or (ii) three (3) years from the date of such termination; provided, however, that, if the Participant dies within such Disability Period, any unexercised Stock Option or Stock Appreciation Right held by such Participant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one (1) year (or such other period as the Committee may specify at grant or, if no rights of the Participant’s estate are reduced, thereafter) from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option or Stock Appreciation Right.

(c)         Termination by Reason of Retirement. If a Participant’s Termination of Employment is by reason of Retirement, any Stock Option or Stock Appreciation Right held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, may be exercised, to the extent exercisable at the Participant’s termination or thereafter if the Participant provides the Committee or its designee with not less than six (6) months written notice of the Participant’s intent to terminate the Participant’s service with the Company and its Affiliates by reason of Retirement, such Stock Options or Stock Appreciation Rights continue to become exercisable (vested) following the Participant’s Termination of Employment by reason of Retirement as if the Participant had remained an employee of the Company, by the Participant (or the Participant’s legal representative to the extent permitted under Section 16.11 or the legal representative of the Participant’s estate if the Participant dies after termination) at any time within a period (the “Retirement or Disability Period”) which is the shorter of (i) up to ten (10) years after the date of grant of such Stock Option or Stock Appreciation Right, such period to be set on a case by case basis by the Committee, or (ii) three (3) years from the date of such termination; provided, however, that, if the Participant dies within such Retirement or Disability Period, any unexercised Stock Option or Stock Appreciation Right held by such Participant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one (1) year (or such other period as the Committee may specify at grant or, if no rights of the Participant’s estate are reduced, thereafter) from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option or Stock Appreciation Right.

(d)        Voluntary Resignation or Involuntary Termination Without Cause. If a Participant’s Termination of Employment is due to a voluntary resignation or by involuntary termination without Cause and such termination occurs prior to, or more than ninety (90) days after, the occurrence of an event which would be grounds for Termination of Employment by the Company for Cause (without regard to any notice or cure period requirements), any Stock Option or Stock Appreciation Right held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period of ninety (90) days from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option or Stock Appreciation Right.

(e)        Termination for Cause. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, if a Participant’s Termination of Employment is for Cause for any reason, any Stock Option or Stock Appreciation Right held by such Participant shall thereupon terminate and expire as of the date of termination. In the event the termination is an involuntary termination without Cause or is a voluntary resignation within ninety (90) days after occurrence of an event which would be grounds for Termination of Employment by the Company for Cause (without regard to any notice or cure period requirement), any Stock Option or Stock Appreciation Right held by the Participant at the time of occurrence of the event which would be grounds for Termination of Employment by the Company for Cause shall be deemed to have terminated and expired upon occurrence of the event which would be grounds for Termination of Employment by the Company for Cause.

(f)         Termination of Employment for Restricted Stock. Subject to the applicable provisions of the Restricted Stock Award agreement and this Plan, upon a Participant’s Termination of Employment for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

(g)        Termination of Employment for Other Stock-Based Awards and Performance-Based Awards. Subject to the applicable provisions of the Award agreement and this Plan, upon a Participant’s Termination of Employment for any reason, the Other Stock-Based Award or Performance-Based Award in question will vest or be forfeited or be payable in accordance with the terms and conditions established by the Committee at grant or thereafter. Notwithstanding the foregoing, unless otherwise determined by the Committee at grant, or, if no rights of the Participant are reduced, thereafter, if the Participant’s Termination of Employment is by reason of Retirement and the Participant provides the Committee or its designee with not less than six months written notice of the Participant’s intent to terminate the Participant’s service with the Company, the unvested portion, if any, of the Participant’s Award of Restricted Stock Units shall (i) for Pre-Merger Awards, be vested in full on the date of the Participant’s Termination of Employment by reason of Retirement, provided that payment of the Restricted Stock Units shall not be made on such date but shall be made in accordance with the payment schedule set forth in the applicable Award agreement and (ii) for Post-Merger Awards be deemed to be vested in a proportionate number of the total number of Restricted Stock Units granted (taking into account Restricted Stock Units previously vested). Payment of such Restricted Stock Units shall be made in accordance with Section 9.2(e).

12.3       Termination of Directorship.

(a)         Termination of Directorship other than for Cause. Unless otherwise determined by the Committee at grant, or if no rights of the Participant are reduced, thereafter, upon a Non-Employee Director’s Termination of Directorship for any reason, any unvested Stock Option or Restricted Stock Unit held by such Non-Employee Director shall thereupon terminate and expire as of the date of Termination of Directorship, except as expressly set forth in Article 11. Notwithstanding the foregoing, in the event of a Non-Employee Director’s Termination of Directorship for any reason other than due to a Termination of Directorship for Cause, a Non-Employee Director (or the Non-Employee Director’s legal representative to the extent permitted under Section 16.11 or the legal representative of the Non-Employee Director’s estate, as the case may be) may exercise any Stock Option that was exercisable on the date of such Termination of Directorship for a period of three (3) years from such Termination of Directorship, but in no event beyond the expiration of the stated term of such Stock Option.

(b)         Termination of Directorship for Cause. In the event of a Non-Employee Director’s Termination of Directorship for Cause, all outstanding Awards (whether vested or unvested) shall be forfeited and cancelled for no consideration.

Article 13
CHANGE IN CONTROL PROVISIONS

13.1     Benefits. In the event of a Change in Control of the Company (as defined below), except as otherwise provided by the Committee in the Award agreement:

(a)         Awards granted to Participants prior to July 1, 2011, shall be treated in accordance with the terms of the Plan as in effect prior to such date; and

(b)         Awards granted to Participants on or after July 1, 2011, shall not vest upon a Change in Control and upon the Change in Control a Participant’s Awards shall be treated in accordance with one of the following methods as determined by the Committee in its sole discretion:

(i)          Such Awards, whether or not then vested, shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2(d) hereof, as determined by the Committee in its sole discretion, and restrictions to which any shares of such Restricted Stock or any other such Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Common Stock on such terms as determined by the Committee; provided that, the Committee may, in its sole discretion, decide to award additional Restricted Stock or other Awards in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation § 1.424-1 (and any amendments thereto).

(ii)         The Committee, in its sole discretion, may provide for the purchase of any such Awards by the Company or an Affiliate for an amount of cash equal to the excess of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards. For purposes of this Section 13.1(b)(ii), “Change in Control Price” shall mean the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company; provided, however, that such price shall not exceed the fair market value of the Common Stock at the time of purchase as determined in accordance Section 409A of the Code.

(iii)       The Committee may, in its sole discretion, provide for the cancellation of any such Appreciation Awards (as defined below) without payment, if the Change in Control Price is less than the exercise price of such Appreciation Award. “Appreciation Award” shall mean any Award under this Plan of any Stock Option, Stock Appreciation Right or Other Stock-Based Award, provided that such Other Stock-Based Award is based on the appreciation in value of a share of Common Stock in excess of an amount equal to at least the Fair Market Value of the Common Stock on the date such Other Stock-Based Award is granted.

(iv)       Notwithstanding anything else herein, in the event such an Award is not continued, assumed or have new rights substituted therefor, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions of such Award at any time; provided, that, if such Award is subject to vesting based on the attainment of Performance Goals, any vesting and/or payout of such Award shall be determined based on the higher of (A) the Committee’s determination and certification of the extent to which such Performance Goals have been achieved and (B) deemed achievement of all relevant Performance Goals at the “target” level prorated based on service during the performance period that has elapsed prior to the Change in Control.

(c)        Notwithstanding anything herein to the contrary, with respect to a Pre-Merger Award, if a Participant has an involuntary Termination of Employment without Cause at any time during the two (2) year period commencing on a Change in Control, then all such outstanding Awards of such Participant that were granted to the Participant on or after July 1, 2011 and prior to the Change in Control (including any Award granted to the Participant in substitution of any such Award pursuant to Section 13.1(b)(i) above) shall be fully vested on the date of such Termination of Employment and any such Awards that provide for Participant elected exercise (i.e. Stock Options) shall be immediately exercisable in their entirety on the date of such Termination of Employment; provided, however, if any Award is subject to vesting based on the attainment of Performance Goals, the vesting and/or payout of such Award shall be determined based on the higher of (A) the Committee’s determination and certification of the extent to which such Performance Goals have been achieved, and (B) deemed achievement of all relevant Performance Goals at the “target” level prorated based on service during the performance period that has elapsed prior to the Change in Control.

(d)       With respect to a Post-Merger Award, in the event that there occurs a Change in Control of the Company, if the Participant’s employment with the Company and its Affiliates terminates in an event constituting a “Qualifying Termination” (as defined in Section 13.4) during the Protected Period (as defined in Section 13.1(d)(iii)), the following provisions shall apply to such Award upon such Qualifying Termination, unless otherwise provided by the Committee in the Award agreement (in language specifically negating the effect of this Section 13.1(d) if the effect of such language is to restrict the Participant’s rights hereunder):

(i)       In the case of such an Award other than a Performance-Based Award, all forfeiture conditions and other restrictions applicable to such Award shall lapse and such Award shall be fully payable as of the time of the Participant’s Qualifying Termination without regard to vesting or other conditions, and any such Award carrying a right to exercise that was not previously vested and exercisable shall become fully vested and exercisable as of the time of the Participant’s Qualifying Termination, and all deferral of settlement and similar restrictions applicable to such Award shall lapse and such Award shall be fully payable as of the time of such Qualifying Termination without regard to deferral conditions, subject to Section 16.15(b) (including any applicable six-month delay or other delay in distribution).

(ii)        In the case of such an Award in the form of a Performance-Based Award, an amount equal to the pro rata portion of the Performance-Based Award (or award opportunity relating thereto) for any performance period that was in effect at the time of the Participant’s Qualifying Termination, shall be deemed earned as of the date of the Qualifying Termination, calculated as to each such Performance-Based Award assuming that any performance goal or measurement will have been achieved (for the entire performance period) at the target level, except that any portion of the Performance-Based Award based on performance measured over a period that has been completed at or before the date of the Qualifying Termination shall be deemed earned based on actual performance for such period; provided, however, any additional forfeiture conditions in the nature of a “clawback” applicable to the Performance-Based Award shall continue to apply to any payment under this Section 13.1(d), and shall be deemed the Participant’s covenants to be performed following the Qualifying Termination. For purposes of this Section 13.1(d), the pro rata portion shall be determined based on the proportion of the performance period elapsed from the beginning of such period until the date of the Qualifying Termination, and any service, vesting or other non-performance requirement relating to such Award, including a service period that would have extended after the performance period, will be deemed met. Such Performance-Based Award will then be settled in accordance with the terms of the Award, subject to Section 16.15(b). Any portion of such Performance-Based Award in excess of the pro rata portion shall be cancelled, unless otherwise determined by the Committee. Any distribution hereunder shall be subject to Section 16.15(b) (including any applicable six-month delay in distribution).

(iii)      Awards subject to accelerated vesting and/or settlement under this Section 13.1(d) may be settled in cash, if and to the extent authorized by the Committee. The Company and any successor that has assumed an Award in connection with a Change in Control must acknowledge and agree to be bound by the provisions hereof during the Protected Period following the Change in Control in a legally binding agreement with the Participant.

(iv)       For purposes of this Section 13.1(d), the “Protected Period” means the two-year period following the Change in Control, or such other period specified by the Committee in a Participant’s Change-in-Control Agreement or Change-in-Control Plan, as applicable, or such other specific period (not less than one year) specified by the Committee at the time of grant of a Participant’s Award in the resolutions authorizing the grant of such Award.

13.2       Change Control–Pre-Merger Awards. With respect to a Pre-Merger Award, a “Change in Control” shall mean the occurrence of any of the following:

(a)        Any person (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof), excluding the Company, any subsidiary of the Company and any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of any such plan acting in his capacity as trustee), becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing thirty percent (30%) of the total combined voting power of the Company’s then outstanding securities;

(b)        The merger, consolidation or other business combination of the Company (a “Transaction”), other than (A) a Transaction involving only the Company and one or more of its subsidiaries, or (B) a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity and no person (other than those covered by the exceptions in (a) above) becomes the beneficial owner of securities of the resulting entity representing more than twenty-five percent (25%) of the voting power in the resulting entity;

(c)        During any period of two (2) consecutive years beginning on or after the 2017 Restatement Effective Date, the persons who were members of the Board immediately before the beginning of such period (the “Incumbent Directors”) ceasing (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that, any director who was not a director as of the 2017 Restatement Effective Date shall be deemed to be an Incumbent Director if such director was elected to the board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or any successor provision) or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than a member of the Board; or

(d)        The approval by the stockholders of the Company of any plan of complete liquidation of the Company or an agreement for the sale of all or substantially all of the Company’s assets other than the sale of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of such sale.

Notwithstanding any other provision of the Plan to the contrary, to the extent that Awards under the Plan subject to Section 409A of the Code are payable upon a Change in Control, an event shall not be considered to be a Change in Control under the Plan with respect to such Awards unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary other than the foregoing sentence, for purposes of the payment of Restricted Stock Units under Sections 11.2(a) and 11.2(c), a Change in Control shall mean a “change in control” as such term is defined in the Celgene Corporation 2005 Deferred Compensation Plan, as amended.

13.3       Change in Control – Post-Merger Awards. With respect to a Post-Merger Award, a “Change in Control” shall mean the occurrence of any of the following events after the date of grant of the affected Award:

(a)        Any “Person” (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act, but excluding (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) shall have become the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of thirty percent (30%) or more of the then outstanding common shares of the Company;

(b)       The consummation of a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least fifty one percent (51%) of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after such merger or consolidation, (unless any Person shall have become the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of voting securities representing thirty percent (30%) or more of such combined voting power), or (B) a merger or consolidation effected to implement a recapitalization of the Company in which no Person acquires more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities;

(c)         Following the approval by the stockholders of the Company of a plan of complete liquidation of the Company, the date upon which a substantial step in implementation of the plan is initiated;

(d)         Upon the consummation of the sale or disposition by the Company of all or substantially all the Company’s assets; and

(e)         The date there shall have been a change in the composition of the Board of Directors of the Company within a two-year period such that a majority of the Board does not consist of directors who were serving at the beginning of such period together with directors whose initial nomination for election by the Company’s stockholders or, if earlier, initial appointment to the Board, was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the two-year period together with the directors who were previously so approved.

13.4    Qualifying Termination. For purposes of Section 13.3, a “Qualifying Termination” shall be deemed to have occurred under the following circumstances:

(a)        The Company-initiated termination for reasons other than willful misconduct, activity deemed detrimental to the interests of the Company, or disability, provided that (A) if the Participant is located in the United States or Puerto Rico, the Participant executes a general release and, where applicable, a non-solicitation and/or non-compete agreement with the Company, and (B) if the Participant is employed outside of the United States or Puerto Rico, the Participant executes, where applicable and not otherwise prohibited by law, a non-solicitation and/or non-compete agreement with the Company.

(b)         The Participant resigns with good reason, for which purpose “good reason” means (A) a substantial adverse alteration in the nature or status of the Participant’s responsibilities, (B) a material reduction in the Participant’s base salary and/or levels of entitlement or participation under any incentive plan, award program or employee benefit program without the substitution or implementation of an alternative arrangement of substantially equal value, or, (C) the Company requiring the Participant to relocate to a work location more than 50 miles from his/her work location prior to the Change in Control.

(c)         For purposes of this Section 13.4, the following additional provisions apply:

(i)         The term “substantial” relating to the adverse alteration in the nature or status of Participant’s responsibilities under Section 13.4(b)(A) above means “material” within the meaning of Treasury Regulation § 1.409A-1(n); and

(ii)        An event that would otherwise constitute good reason hereunder shall not constitute good reason (1) if the Participant fails to provide notice to the Company of the circumstances constituting good reason within 90 days after Participant first became aware of such event and at least 30 days before Participant’s termination for good reason, (2) if the Participant fails to provide a notice of termination to the Company, with such notice specifying a termination date not more than 90 days after the notice is provided to the Company and a termination date not more than 120 days following the date the Participant first became aware (or reasonably should have become aware) of the occurrence of circumstances constituting good reason, or (3) if the Company has fully corrected the circumstance that constitutes good reason within 30 days of receipt of notice referred to in clause (1) above.

A Participant’s death or voluntary resignation without good reason will not constitute a Qualifying Termination.

Article 14
TERMINATION OR AMENDMENT OF THE PLAN

Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the stockholders of the Company in accordance with the laws of the State of Delaware and the exchange or system on which the Company’s securities are then listed or traded, to the extent required by the applicable provisions of Rule 16b-3 or Section 162(m) of the Code, or, with regard to Incentive Stock Options, Section 422 of the Code, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan or the maximum individual Participant limitations under Section 4.1(b), (ii) change the classification of employees eligible to receive Awards under this Plan, (iii) decrease the minimum option price of any Stock Option, (iv) extend the maximum option period under Section 6.3, (v) require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Rule 16b-3 or Section 162(m) of the Code, or, with regard to Incentive Stock Options, Section 422 of the Code or (vi) materially alter the Performance Criteria set forth in Exhibit A. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws or other requirements to increase the aggregate number of shares of Common Stock that may be issued under the Plan, other than adjustments or substitutions in accordance with Section 4.2, decrease the minimum option price of any Stock Option, or to make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company. In furtherance of this requirement and in addition to other requirements of the Plan, without such approval of stockholders of the Company, the Plan and outstanding Stock Options and Stock Appreciation Rights will not amended or replaced in a transaction that constitutes a “repricing,” which for this purpose means any of the following or any other action that has the same effect:

(a)          Lowering the exercise price of such Award after it is granted;

(b)         Any other action that is treated as a repricing under generally accepted accounting principles;

(c)         Canceling such Award at a time when its exercise price exceeds the fair market value of the underlying Common Stock, in exchange for another Award of any type, other equity, cash or other property;

provided, however, that the foregoing transactions shall not be deemed a repricing if pursuant to an adjustment authorized under the Plan.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, subject to the terms of the Plan (including the restriction on repricing set forth above), but, subject to Article 4 above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.

Article 15
UNFUNDED STATUS OF PLAN

This Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Article 16
GENERAL PROVISIONS

16.1      Legend. The Committee may require each person receiving shares of Common Stock pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof, and that any subsequent offer for sale or sale of any such shares of Common Stock shall be made either pursuant to (i) a registration statement on an appropriate form under the Securities Act of 1933, which registration statement shall have become effective and shall be current with respect to the shares of Common Stock being offered and sold, or (ii) a specific exemption from the registration requirements of the Securities Act of 1933, and that in claiming such exemption the Participant will, prior to any offer for sale or sale of shares of Common Stock, obtain a favorable written opinion, satisfactory in form and substance to the Company, from counsel acceptable to the Company as to the availability of such exception. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

16.2       Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and, such arrangements may be either generally applicable or applicable only in specific cases.

16.3       No Right to Employment/Directorship. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee or Non-Employee Director any right with respect to continuance of employment or directorship by the Company or any Affiliate, nor shall there be a limitation in any way on the right of the Company or any Affiliate by which a Participant is employed or retained to terminate his employment or directorship at any time.

16.4       Withholding of Taxes. The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company.

At the discretion of the Committee, any such statutorily required withholding obligation with regard to any Participant may be satisfied by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Unless the Committee has specified an alternative treatment of fractional shares, any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

16.5       Listing and Other Conditions.

(a)         As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option with respect to such shares shall be suspended until such listing has been effected.

(b)         If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company, in either case, under the statutes, rules, or regulations of any applicable jurisdiction, governmental authority or national securities exchange, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c)        Upon termination of any period of suspension under this Section 16.5, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

(d)        A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

16.6       Governing Law. This Plan shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

16.7       Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

16.8       Other Benefits. No Award payment under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation, except to the extent expressly set forth in any such retirement or other benefit plan.

16.9       Costs. The Company shall bear all expenses included in administering this Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

16.10      No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

16.11     Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan. If the Committee shall find, without any obligation or responsibility of any kind to do so, that any person to whom payment is payable under this Plan is unable to care for his or her affairs because of disability, illness or accident, any payment due may be paid to such person’s duly appointed legal representative in such manner and proportions as the Committee may determine, in its sole discretion. Any such payment shall be a complete discharge of the liabilities of the Committee and the Board under this Plan.

16.12     Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

16.13     Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

16.14     Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

16.15     Section 409A of the Code.

(a)        Although the Company does not guarantee the particular tax treatment of an Award granted under the Plan, Awards made under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code, and the Plan and any Award agreement hereunder shall be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

(b)        Notwithstanding anything in the Plan or in an Award to the contrary, solely with respect to any Award granted under the Plan that constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code, the following provisions shall apply:

(i)         A termination of employment shall not be deemed to have occurred for purposes of any provision of the Award providing for payment upon or following a termination of the Participant’s employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of the Award, references to a “termination,” “termination of employment” or like terms shall mean a “separation from service” within the meaning of Code Section 409A. Notwithstanding any provision to the contrary in the Plan or the Award, if the Participant is deemed on the date of the Participant’s Termination of Employment to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Code Section 409A, then with regard to any such payment under the Award, to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the Participant’s “separation from service” within the meaning of Code Section 409A, and (ii) the date of the Participant’s death. All payments delayed pursuant to this Section 16.15(b)(i) shall be paid to the Participant on the first day of the seventh month following the date of the Participant’s “separation from service” within the meaning of Code Section 409A or, if earlier, on the date of the Participant’s death.

(ii)        Whenever a payment under the Award specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

16.16     Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

16.17     Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

Article 17
APPROVAL OF BOARD AND STOCKHOLDERS

The Plan shall not be effective unless and until approved by the Board and, solely to the extent required by any applicable law (including without limitation, approval required under Rule 16b-3 or Section 422 of the Code) or registration or stock exchange rule, approved by the stockholders of the Company in the manner set forth in such law, regulation or rule.

Article 18
TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after April 18, 2027, but Awards granted prior to such date may, and the Committee’s authority to administer the terms of such Awards shall, extend beyond that date; provided, however, that no Award (other than a Stock Option or Stock Appreciation Right) that is intended to be “performance-based” under Section 162(m) of the Code shall be granted on or after the first meeting of the stockholders in the fifth year following the year in which the stockholders approve the Performance Goals set forth on Exhibit A unless the Performance Goals set forth on Exhibit A are reapproved (or other designated performance goals are approved) by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders approve the Performance Goals set forth on Exhibit A.

Article 19
NAME OF PLAN

This Plan shall be known as the Bristol-Myers Squibb Company 2017 Stock Incentive Plan (Amended and Restated as of November 20, 2019) (the “Plan”) (formerly known as the Celgene Corporation 2017 Stock Incentive Plan (Amended and Restated as of April 19, 2017), and, prior to April 19, 2017, as the 2008 Stock Incentive Plan, and, prior to April 16, 2008, as the 1998 Stock Incentive Plan, and, prior to April 23, 2003, as the 1998 Long-Term Incentive Plan).

EXHIBIT A

PERFORMANCE CRITERIA

Performance Goals established for purposes of an Award of Other Stock-Based Awards or Performance-Based Awards intended to comply with Section 162(m) of the Code shall be based on one or more of the following performance criteria (“Performance Criteria”): (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, earnings, income before taxes and non-recurring items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) earnings per share or the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders’ equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in, or specified increases in, the fair market value of the shares of the Company’s common stock; (x) the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends; (xi) the filing of a new drug application (“NDA”) or the approval of the NDA by the Food and Drug Administration; (xii) the achievement of a launch of a new drug; (xiii) research and development milestones; (xiv) the successful completion of clinical trial phases, (xv) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in, all or a portion of controllable expenses or costs or other expenses or costs; (xvi) gross or net sales, revenue and growth of sales revenue (either before or after cost of goods, selling and general administrative expenses, research and development expenses and any other expenses or interest); (xvii) total stockholder return; (xviii) return on assets or net assets; (xix) return on sales; (xx) operating profit or net operating profit; (xxi) operating margin; (xxii) gross or net profit margin; (xxiii) cost reductions or savings or other expense control targets; (xxiv) productivity or productivity ratios; (xxv) operating efficiency; (xxvi) customer satisfaction; (xxvii) working capital; (xxviii) market share; (xxix) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; (xxx) aggregate product price and other product price measures; (xxxi) safety record; (xxxii) personal management objectives or achievement of objective business and operational goals, such as market share, new products, and/or business development; (xxxiii) achievement of specified milestones in the manufacturing or commercialization of one or more of our products.

In addition, such Performance Criteria may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations.

To the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the Performance Criteria may be based or (ii) adjust, modify or amend the aforementioned business criteria. Without limiting the generality of the foregoing, each applicable performance criteria may be structured with respect to an Award to provide for appropriate adjustment for one or more of the following items or any similar item or event: (A) asset impairments or write-downs; (B) litigation and governmental investigation expenses and judgments, verdicts or claim settlements; (C) the effect of changes in tax law, accounting principles or other laws, regulations or provisions affecting reported results; (D) the effect of exchange rates for non-US dollar denominated net sales or goals based on operating profit, earnings or income; (E) accruals for reorganization and restructuring programs; (F) any unusual in nature or infrequently occurring items, as determined in accordance with applicable financial accounting principles; (G) items of income, gain, loss or expense attributable to the operations of any business acquired by the Company (or any parent or subsidiary of the Company) or of any joint venture established by the Company (or any parent or subsidiary of the Company); (H) costs and expenses incurred in connection with business combinations and divestitures, and other mergers and acquisitions; (I) items of income, gain, loss or expense attributable to one or more business operations divested by the Company (or any parent or subsidiary of the Company) or the gain or loss realized upon the sale of any such divested business or the assets thereof; (J) share-based compensation expense; (K) collaboration-related upfront expenses; (L) research and development asset acquisition expense; or (M) costs associated with restructuring initiatives, including plant closings and employee layoffs; (N) costs and expenses for significant fair value adjustments to equity investments, significant litigation-related loss contingency accruals and expenses to settle other disputed matters; (O) net income tax impact of the non-tax adjustments provided herein or other significant income tax items not associated with the Company’s normal, recurring operations; (P) the effect of any change in the outstanding shares of Common Stock effected by reason of a stock split, stock dividend, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change or any distributions to the Company’s stockholders other than regular cash dividends; or (Q) any other items that are not normal, recurring, cash operating expenses.